MANAGEMENT AGREEMENT


         This MANAGEMENT AGREEMENT ("Agreement") made in Atlanta, Georgia between Vinings Communities, L.P. ("Owner") and Vinings Properties, Inc., ("Agent") a Georgia corporation, shall become effective as of the 19th day of December, 1997.

         NOW THEREFORE in consideration of the promises and the mutual covenants contained herein, Owner appoints Vinings Properties, Inc. as the exclusive property manager for the property known as Windrush Apartments located in DeKalb County, Georgia and consisting of 202 units.

                                    ARTICLE I
                                   DEFINITION

         1.01 Budget: A written estimate or projection of all receipts and expenditures for the operation of the Property during a Fiscal Year, including, without limitation, all estimated rentals (including ancillary income) and all estimated repairs, maintenance and capital repairs.

         1.02 Property: The property represented is as follows: Windrush Apartments consisting of 202 units, located at 3841 Kensington Road, Decatur, Georgia, 30032, and as more fully described in Exhibit A attached hereto.
                       .
         1.03 Fiscal Year: Each calendar year ending December 31, all or a part of which falls within the term of this Agreement.

         1.04 Gross Receipts: All Gross Receipts of every kind and nature derived from the operation of the Property during a specified period determined on a cash basis, including, without limitation, laundry income and recreation area fees; excluding only: (a) security deposits (to the extent not applied to delinquent rents or damages); (b) proceeds from a sale or refinance; (c) proceeds from insurance payments for reimbursement of loss or damage to the Property, except that insurance payments for "Lost Rent" will be considered as part of Gross Receipts; (d) condemnation awards or payments received in lieu of condemnation of the Property, or any part thereof; and (e) any trade discounts and rebates received in connection with the purchase of Personal Property or services in connection with the operation of the Property.

         1.05 Personal Property: All equipment, supplies, furnishings, furniture and all other items of Personal Property now or hereafter owned by Owner and located upon or used, or useful for, or necessary or adapted for the operation of the Property.

         1.06 Property: The Land, the Building and the Personal Property, collectively.

                                   ARTICLE II
                                TERM OF AGREEMENT

         The initial term of this Agreement is two (2) years, commencing on December 19, 1997 and ending on December 31, 1999. Either party shall have the right to cancel this Agreement upon sixty (60) days written notice to the other party at any time. At the end of the initial term, this Agreement shall continue for an additional one year period until such time that a new Agreement is executed. If the Agreement is canceled by the Owner at any time other than at the end of the initial term or the extended term, a cancellation fee equal to one months fee will become due and payable.


                                   ARTICLE III
                                   APPOINTMENT

         Owner hereby grants to Agent the sole and exclusive right to manage and operate the Property, subject to the terms and provisions of this Agreement. During the term of this Agreement, Owner shall not participate in the day-to-day operation of the Property and shall not at any time directly order or instruct any employees or other personnel engaged in the management or operation of the Property. Owner, however, reserves the right to participate in the approval of all policy matters not specifically covered in this Agreement.

                                   ARTICLE IV
                                   MANAGEMENT

         4.01 Costs of Operation: All costs incurred by Agent in connection with the management and operation of the Property shall be borne by Owner, including, but not limited to, payroll processing, copies, phone charges, postage, and computer charges, etc. except for the following costs which shall be borne by
Agent:

         (a) costs relating to bookkeeping services required to be performed by Agent hereunder, except as specified in Article V, Section 5.01; and

         (b) salaries and payroll expenses of executives, personnel and employees of Agent other than budgeted salaries, expenses and benefits of personnel employed for the operation or management of the Property in accordance with Section 4.04 hereof.

         4.02 General Management Duties: Agent shall use diligence to manage and operate the Property in a professional manner, and shall consult with Owner and keep Owner advised as to all major or extraordinary matters and without limitation, at Owner's expense, perform the following services and duties for Owner in a faithful, diligent and efficient manner:

         (a) Maintain businesslike relations with tenants of the Property whose service requests shall be received, considered and recorded in systematic fashion in order to show the action taken with respect to each;

         (b) Collect all rents and other sums and charges due from tenants, subtenants, licensees and concessionaires of the Property and, if required, retain attorneys or collection agencies for such purpose;

         (c) Prepare or cause to be prepared for execution and filing all forms, reports and returns required by all federal, state and local laws in connection with unemployment insurance, worker's compensation, insurance, disability benefits, Social Security and other similar taxes now in effect or hereafter imposed, and also any other requirements relating to the employment of personnel for the Property; however, Agent shall not be obligated to prepare any of Owner's local, state, or federal income tax returns;

         (d) Pay all sums and make all deposits becoming due and payable under the provisions of any ground lease or any loan secured by a mortgage or trust deed against the Property, or any part thereof, and otherwise perform all covenants and obligations required to be performed under the provisions of any such ground lease, mortgage or trust deed (to the extent that the performance of such covenants and obligations are within the control of Agent); and

         (f) Perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its management duties under this Agreement.

         4.03 Budgets: Agent shall prepare and submit for approval of Owner not later than thirty (30) days prior to each Fiscal Year, a proposed budget with respect to the operation and management of the Property for the ensuing Fiscal Year. In the event Owner, in Owner's sole and reasonable judgement, disapproves of any proposed Budget submitted by Agent, Owner shall give Agent written notice thereof, in which event Agent shall make all revisions thereto which Owner shall direct and resubmit the proposed Budget to Owner for approval. In the absence of such written notice of disapproval within thirty (30) days after delivery of the Budget to Owner, the Budget shall be deemed to have been approved by Owner. Each approved Budget shall constitute the control instrument under which Agent shall operate for the Fiscal Year covered thereby. Approval of the Budget shall be deemed to be approval by Owner of all items specified therein. Agent shall not incur or permit to be incurred, expenses in any approved Budget (excluding utility expenses, general real estate taxes, insurance premiums, financing costs and emergency expenses) in excess of ten percent (10%) of the amount set forth in the Budget for any single expense classification (e.g., cleaning expenses, H.V.A.C. expenses, etc.) or in excess of five percent (5%) of the aggregate expenditures therein. Except as set forth herein and in Section 4.06, there shall be no variance from any approved Budget, without the prior written consent of Owner.

         4.04 Property Personnel: In accordance with approved Budgets, Agent shall, at Owner's expense, hire, employ, supervise and discharge all employees required in connection with the operation and management of the Property. All employees working on the property are considered to be employees of the Owner and not the Agent even though salaries and benefits may be paid through a master agency account. All salaries, taxes, insurance and other benefits paid to such employees through a master agency account shall be reimbursed immediately and shall not be considered an expense of the management company. The Agent shall not grant any non-budgeted employee fringe benefits and plans not required by laws or union contract without written consent of Owner. Agent shall be in compliance with all applicable federal, state, and local employment laws. Said employees shall include those persons as Agent reasonably deems necessary and as approved in the budget.

     4.05 Contracts and Supplies: Agent shall, at Owner's expense, upon the best terms available, enter into contracts on behalf of Owner for the furnishing to the Property of required utility services, heating and air conditioning services and other maintenance, security protection, pest control, and any other services which are required in connection with the maintenance and operation of the Property. Agent shall also place purchase orders for supplies and Personal Property as are necessary to properly maintain the Property. All such contracts and orders shall be subject to the limitations set forth in the approved Budget. When taking bids or issuing purchase orders, Agent shall use its best efforts to secure for and credit to Owner, any discounts, commissions or rebates obtainable as a result of such purchases or services. Agent shall use its best efforts to make purchases and (where necessary or desirable) get bids for necessary labor and materials at the lowest possible cost as in its judgement is consistent with good quality, workmanship and service standards. Agent shall not incur any obligation to any person or entity in which Agent or any of Agent's officers has a financial interest at a price or fee higher than that which would have been charged as a result of bona fide arms-length negotiations.

     4.06 Alterations, Repairs and Maintenance:

         (a) Agent shall, at Owner's expense, perform or cause to be performed all necessary or desirable repairs, maintenance, cleaning, painting and decorating, alterations, replacements and improvements in and to the Property as are customarily made in the operation of properties of the kind, size and quality of the Property; provided, however, that no unbudgeted alterations, additions or improvements involving a fundamental change in the character of any of the buildings or constituting a major new construction program shall be made without the prior written approval of Owner. No unbudgeted expenditures shall be made except as provided for in Section 4.03, or unless such repairs are immediately necessary for the preservation or the safety of the Property, or for the safety of the tenants of the Property, or required to avoid the suspension of any necessary service to the Property or required by any judicial or governmental authority having jurisdiction. These repairs may be made by the Agent without prior approval and regardless of the cost limitations imposed by this Section 4.06(a); further, provided that Agent shall as soon as practicable give written notice to Owner of any such emergency repairs for which prior approval is not required.

         (b) In accordance with the terms of approved Budgets or upon written request of Owner, Agent shall, from time to time during the term hereof, at Owner's expense, make or cause to be made all required capital improvements, replacements or repairs to the Property; provided, however, if Agent is required to perform extraordinary services in connection with such improvements, repairs or replacements, which services exceed those customarily rendered by managing agents of properties similar to the Property, then Agent shall receive an additional fee therefore in an amount mutually agreed upon by Owner and Agent in advance of providing such services.

         (c) Agent shall give Owner written notice of any material defect in the Property and all parts thereof immediately after ascertainment thereof by Agent, including without limitation, material defects in the roofs, foundations and walls of the buildings and in the sewer, water, electrical, structural, plumbing, heating, ventilation and air conditioning systems; provided, however, that Agent shall have no obligation to inspect the buildings in order to discover any such condition.

         4.07 Licenses and Permits: Agent shall, at Owner's expense, obtain and maintain in the name of Owner all licenses and permits required of Owner or Agent in connection with the management and operation of the Property. Owner agrees to execute and deliver any and all applications and other documents to otherwise cooperate with Agent in applying for, obtaining and maintaining such licenses and permits.

         4.08 Compliance with Laws: Agent shall, at Owner's expense, comply with all laws, regulations and requirements for any federal, state or municipal government having jurisdiction respecting the use or manner of use of the Property or the maintenance of operation thereof.

         4.09 Legal Proceedings: Agent shall, at Owner's expense, institute any and all legal and/or administrative actions or proceedings to collect charges, rents or other income from the Property, to dispossess tenants or other persons in possession, to cancel or terminate any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire and to protest increases in taxes and/or assessments levied against the Property, or any portion thereof.

         4.10 Inventory: Agent shall maintain an annual inventory of all Personal Property.

         4.11 Insurance Coverage: Owner, or Agent at the request of Owner, at Owner's expense, shall procure and maintain throughout the term hereof, the following insurance coverage with respect to the Property, in amounts and issued by companies approved by Owner:

         (a)      fire and extended coverage insurance;

         (b)      worker's compensation insurance;

         (c) comprehensive public liability insurance for injury or death to persons and damage to or loss to property;

         (d)      burglary and theft insurance;

         (e)      boiler insurance (if applicable)

         (f) such other insurance which Owner shall direct of as Agent shall reasonably deem appropriate for the protection of Owner against claims, losses and liabilities arising out of the operation and improvement of the Property; and

         (g) fidelity bond of not less than $500,000.

         All such policies of insurance shall name the Owner, Agent and such other parties as Owner shall direct as the named insureds thereunder, as their respective interests may appear. Agent shall promptly investigate and report to the Owner and the insurance company involved all accidents and claims for damage relating to the ownership, operation and maintenance of the Property and any damage or destruction to the Property.

         4.12 Signs: Owner agrees to allow Agent to place one or more signs on or about the Property stating that Agent is providing management for the Property, provided that the signs and location thereof shall be subject to Owner's approval.

         4.13 Debts of Owner: In the performance of its duties as managing Agent of the Property, Agent shall act as the agent of the Owner. All debts and liabilities to third persons and employees of the Property incurred by Agent in the course of its operation and management of the Property shall be the debts and liabilities of the Owner only, and Agent shall not be liable for any such debts or liabilities, except to the extent Agent has exceeded its authority hereunder.

         4.14 Allocation of Costs: The parties hereto acknowledge that the Property may be operated in conjunction with other properties managed by Agent, and certain costs may be allocated or shared among such properties.

         4.15 Partnership Duties: Agent may provide other duties such as oversee major property renovation, new construction lease up, coordinate partnership audits, tax returns, bankruptcy filings, loan refinancings, etc. as requested by Owner for additional fees to be mutually agreed upon by Owner and Agent.

         4.16 Exclusivity: Agent is not precluded from providing management or other services to other Owners or properties even if such properties might be in direct competition with subject Property.

                                    ARTICLE V
                                 MANAGEMENT FEES

         5.01 Compensation of Agent: As consideration for the performance by Agent of all its management obligations under this Agreement, Owner agrees to pay Agent a management fee each month during the term of this Agreement in an amount not to exceed Five percent (5%), of Gross Receipts. Said management fee shall be paid not later than the 10th day of the month following the month for which such fee is earned. Provided that Agent is not in default under this Agreement, Agent shall be entitled to pay itself the monthly management fee herein provided from the Property bank account referred to in Article VI hereof. In addition, Agent shall be allowed to charge an accounting/computer fee of $5 per unit per month.

         5.02 Reimbursement of Agent's Expenses: Owner agrees to reimburse Agent for any monies which Agent may elect to advance for the account of Owner, although Agent shall be under no obligation at any time to advance funds for the account of the Owner. Owner shall further reimburse Agent for all of Agent's expenses incurred in connection with the operation of the Property or as a result of Agent's compliance with this Agreement during the preceding month, including, without limitation copies, postage, Agent's long distance travel and long distance phone expenses and expenses relating to the duties set forth in
Article IV herein. Agent shall be responsible for the cost of Agent's overhead and administrative personnel, including all bookkeeping functions and costs associated with preparing monthly financial statements and other required reports.

                                   ARTICLE VI
              PROCEDURE FOR HANDLING RECEIPTS AND OPERATING CAPITAL

         6.01 Bank Deposits: Agent shall maintain bank accounts as deemed appropriate into which all monies received by Agent for or on behalf of Owner in connection with the operation and management of the Property shall be deposited.

         6.02 Disbursement of Deposits: Agent shall disburse and pay from the bank account specified in Section 6.01 hereof, such amounts and at such times as the same are required in connection with the management and operation of the Property in accordance with the provision of this Agreement. As requested by Owner, and in accordance with this Agreement and any applicable laws, regulations, mortgages, or other limitations, Agent shall disburse any excess funds to Owner after providing for sufficient reserves.

         6.03 Authorized Signatories: Designated officers and employees of Owner and Agent shall be the authorized signatories on the bank account established by Agent pursuant to Section 6.01 hereof and shall have authority to make disbursements from such account.

                                   ARTICLE VII
                                   ACCOUNTING

         7.01 Books and Records: Agent shall maintain at the central office of Agent, a comprehensive system of office records, books and accounts pertaining to the Property, which records, books and accounts shall be available for examination by Owner and its agents, accountants and attorneys at regular business hours. Agent shall preserve all records, books and accounts for a period of three (3) years.

         7.02  Periodic Statements; Audits:

         (a) On or before fifteen (15) days following the end of each month during the term of this Agreement, Agent shall deliver or cause to be delivered to Owner, and any other parties requested, basic financial statement information as agreed upon by Owner and Agent for the preceding calendar month and the Fiscal Year to date;

         (b) Within sixty (60) days after the end of each Fiscal Year, Agent will have prepared and delivered to Owner, at Owner's expense, an income and expense statement showing the results of operation of the Property during the preceding Fiscal Year, which statement shall be prepared (and at Owner's request certified) by a certified public accountant as designated by Agent. At Owner's request and at Owner's expense, Agent shall prepare financial reports and perform bookkeeping services in addition to those provided herein. Agent shall prepare any other report which is customary in the industry at the request of Owner - all other special reports or tax returns will be prepared for an additional fee at the request of Owner.




                                  ARTICLE VIII
                                 INDEMNIFICATION

         Owner agrees as follows: (a) to hold and save Agent free and harmless from damages as a result of injuries to person or property by reason of any cause whatsoever either in and about the Property or elsewhere when Agent is carrying out the provisions of this Agreement; (b) to reimburse Agent, upon demand, for any money which the Agent is required to pay for any reason whatsoever in connection with the Property, including payment for operating expenses, attorneys' fees or costs, fees and judgements in connection with the defense of any claim, civil or criminal action, proceeding, charge, or prosecution made, instituted or maintained against Agent or Owner, jointly or severally, affecting or due to the condition or use of the Property, or acts or omissions of Agent, agents and employees of Agent, Owner against any employees of Owner, or arising out of or based upon any law, regulation requirement, contract, or award relating to the hours of employment, working conditions, wages and/or compensation of employees or former employees of Agent, or any other cause in connection with the Property; and (c) to defend promptly and diligently, at Owner's sole expense, any claim, action or proceeding in connection with any of the foregoing; and (d) to hold harmless or fully indemnify Agent from any judgement, loss or settlement on account thereof, including reasonable attorneys' fees. It is expressly understood and agreed that the foregoing provisions shall survive the termination of this Agreement to the extent the cause arose prior to termination. Notwithstanding the foregoing, Owner shall not be required to indemnify Agent against damages suffered as a result of gross negligence or willful misconduct on the part of Agent, its agent, or employees.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.01 Notices: Any notice or communication hereunder must be in writing, and shall be personally delivered or mailed by registered or certified mail, return receipt requested, and if mailed shall be deemed to have been given and received two (2) days after its mailing. Such notices or communications shall be given to the parties hereto at their following addresses:

         To Agent:                  Vinings Properties, Inc.
                                    3111 Paces Mill Road, A-200
                                    Atlanta, Georgia  30339
                                    Attn:  Douglas D. Chasick

         To Owner:                  Vinings Communities, L.P.
                                    3111 Paces Mill Road, A-200
                                    Atlanta, Georgia  30339
                                    Attn:  Peter D. Anzo

Any party hereto may at any time by giving ten (10) days written notice to the other party hereto designate any other address in substitution of the foregoing address to which such notice or communications shall be given.

         9.02 Severability: If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

         9.03 Attorney's Fees: Should either party retain attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach of this Agreement, the non-prevailing party in any action (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney's fees, expended or incurred in connection therewith.

         9.04 Total Agreement: This agreement is a total and complete integration of any and all representations and agreements existing between Agent and Owner and supersedes any prior oral or written representations and agreements between them.

         9.05 Article and Section Headings: Article and section headings contained in this Agreement are for reference only, and shall not be deemed to have any substantive effect of to limit or define the provisions contained therein.

         9.06 Successors and Assigns: This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that Agent shall not have the right to assign this Agreement without the prior written consent of Owner.

     9.07 Governing Law: This Agreement shall be construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, this Agreement has been executed in Atlanta, Georgia, effective as of the date first above written.


OWNER: VININGS COMMUNITIES, L.P.
By: Vinings Investment Properties Trust, General Partner


By:  /s/ Peter D. Anzo
----------------------
Peter D. Anzo
Chief Executive Officer & President


AGENT: VININGS PROPERTIES, INC.


By:  /s/ Douglas D. Chasick
---------------------------
Douglas D. Chasick
Director of Property Management